CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form N-1A (“Registration Statement”) of our reports dated as detailed below, relating to the financial statements and financial highlights appearing in the December 31, 2016 Annual Reports of the funds detailed below which compose the Putnam Variable Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and “Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

Fund	Report Date
Putnam VT Absolute Return 500 Fund	February 13, 2017
Putnam VT American Government Income Fund	February 10 2017
Putnam VT Capital Opportunities Fund	February 10, 2017
Putnam VT Diversified Income Fund	February 13, 2017
Putnam VT Equity Income Fund	February 9, 2017
Putnam VT George Putnam Balanced Fund	February 9, 2017
Putnam VT Global Asset Allocation Fund	February 13, 2017
Putnam VT Global Equity Fund	February 7, 2017
Putnam VT Global Health Care Fund	February 10, 2017
Putnam VT Global Utilities Fund	February 9, 2017
Putnam VT Government Money Market Fund	February 8, 2017
(formerly Putnam VT Money Market Fund)
Putnam VT Growth and Income Fund	February 7, 2017
Putnam VT Growth Opportunities Fund	February 8, 2017
Putnam VT High Yield Fund	February 7, 2017
Putnam VT Income Fund	February 13, 2017
Putnam VT International Equity Fund	February 8, 2017
Putnam VT International Growth Fund	February 9, 2017
Putnam VT International Value Fund	February 8, 2017
Putnam VT Investors Fund	February 8, 2017
Putnam VT Multi-Cap Growth Fund	February 7, 2017
Putnam VT Multi-Cap Value Fund	February 10, 2017
Putnam VT Research Fund	February 9, 2017
Putnam VT Small Cap Value Fund	February 7, 2017

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2017

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